Exhibit 99.1

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Press Release

Nuance Announces Fourth Quarter
and Fiscal Year 2016 Results

Reports Record Net New Bookings and Cash Flow From Operations for Fiscal Year 2016

BURLINGTON, Mass., November 17, 2016 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fiscal 2016 and fourth quarter, ended September 30, 2016. In fiscal 2016 Nuance saw improvement across numerous key metrics as the business continued to transition toward recurring revenue models, executed on transformation initiatives, and positioned the company for future long-term growth.

Nuance delivered a strong fourth quarter and ended fiscal 2016 with excellent performance and momentum as demonstrated by the following:

•	Delivered record net new bookings in the quarter of $516.9 million, up 45% compared to Q4 15, and for the year $1,502.3 million, up 4% compared to FY15;

•	Reported strong non-GAAP revenue of $512.4 million in Q4 16 and $1,979.6 million in FY16 and GAAP revenue of $506.2 million in Q4 16 and $1,948.9 million in FY16;

•	Increased recurring revenue both for the quarter and the year to 70% of total revenue, an increase of 400 basis points year-over-year from FY15, on both a non-GAAP and GAAP basis;

•	Delivered non-GAAP operating margin of 28.5% and GAAP operating margin of 7.1% for FY16;

•	Generated Q4 16 non-GAAP diluted EPS of $0.41 and FY16 non-GAAP diluted EPS of $1.52 and Q4 16 GAAP diluted EPS of $0.06 and FY16 GAAP diluted EPS of $(0.04); and

•	Delivered record Cash Flow From Operations (CFFO) for FY16 of $565.8 million, up 16% from FY15.

Fourth Quarter of Fiscal 2016 Performance
In the fourth quarter of fiscal 2016, Nuance reported GAAP revenue of $506.2 million, compared to $504.1 million a year ago. Nuance reported non‑GAAP revenue of $512.4 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, compared to $513.3 million in the fourth quarter of fiscal 2015. In the fourth quarter of 2016, total recurring revenue represented 70% of- total revenue, compared to 68% a year ago, on both a GAAP and non-GAAP basis. In the fourth quarter of fiscal 2016, Nuance reported net new bookings of $516.9 million, up 45% from $357.4 million a year ago.
In the fourth quarter of fiscal 2016, Nuance reported GAAP net income of $18.5 million, or $0.06 per diluted share, compared to GAAP net loss of $(11.0) million, or $(0.04) per basic share, in the fourth quarter of fiscal 2015. Nuance reported non-GAAP net income of $118.6 million, or $0.41 per diluted share, flat from non-GAAP net income of $129.6 million, or $0.41 per diluted share, in the fourth quarter of fiscal 2015. Nuance’s fourth quarter fiscal 2016 GAAP operating margin was 9.0% up from 5.7% in the fourth quarter of fiscal 2015. Nuance’s fourth quarter fiscal 2016 non‑GAAP operating margin was 29.9%, down from 30.2% in the fourth quarter of fiscal 2015. Nuance reported cash flow from operations of $138.9 million in the fourth quarter of fiscal 2016, down 8% from $151.6 million in the fourth quarter of fiscal 2015.

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

“Nuance delivered strong performance for the fourth quarter and fiscal year across key financial metrics including net new bookings, revenue, recurring revenue, earnings, and deferred revenue,” said Dan Tempesta, Nuance’s CFO. “We remained focused on our cost discipline and transitioning the business toward recurring revenue models while strengthening our competitive position in important markets through our investments in innovation and additional offerings. We believe last year’s groundwork positions us well for organic growth in fiscal 2017 and beyond.”

Fiscal Year 2016 Performance
In fiscal 2016, Nuance reported GAAP revenue of $1,948.9 million, up from $1,931.1 million in fiscal 2015. Nuance reported non-GAAP revenue of $1,979.6 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, up from non-GAAP revenue of $1,979.1 million in fiscal 2015. In fiscal 2016, total recurring revenue represented 70% of total revenue, compared to 66% in fiscal 2015, on both a GAAP and non-GAAP basis. In fiscal 2016, Nuance reported net new bookings of $1,502.3 million, up 4% from $1,450.4 million in fiscal 2015.

In fiscal 2016, Nuance recognized GAAP net loss of $(12.5) million, or $(0.04) per share, compared to GAAP net loss of $(115.0) million, or $(0.36) per share, in fiscal 2015. In fiscal 2016, Nuance reported non-GAAP net income of $454.4 million, or $1.52 per diluted share, compared to $411.6 million, or $1.27 per diluted share, in fiscal 2015. Nuance’s fiscal 2016 GAAP operating margin was 7.1%, up from 2.8% in fiscal 2015. Nuance’s fiscal 2016 non-GAAP operating margin was 28.5%, compared to 26.2% in fiscal 2015. Nuance reported cash flow from operations of $565.8 million in fiscal 2016, compared to $487.6 million in fiscal 2015. Nuance ended fiscal 2016 with total deferred revenue of $736.1 million, up 10% compared to $668.2 million a year ago. Nuance ended fiscal 2016 with $608.1 million in cash, cash equivalents and marketable securities.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-288-8961 or 612-332-0636 at least five minutes prior to the call and referencing code 405327. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 405327.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Definitions of Non-GAAP Organic Revenue Growth
Organic revenue growth is calculated by comparing current period non-GAAP revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired by Nuance as if we had owned the acquired businesses in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior year period rather than the actual exchange rates in effect during the current period.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; fluctuating currency rates, our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2015, as supplemented by our current report on Form 8-K filed on May 11, 2016, our quarterly reports, and other reports we have filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2016 and 2015, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Notable Solutions and Quantim for the three and twelve months ended September 30, 2016 that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii) Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party's extensive speech recognition technology and natural language and semantic processing technology, we have entered into IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of our normal, organic, continuing operating activities, and are therefore presenting this supplemental information to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although our bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for extending the marketing exclusivity period are excluded from sales and marketing expense.

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Non-Cash Expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) and (iii) Certain accrued interest and income taxes. We also exclude certain accrued interest and certain accrued income taxes because we believe that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.
We exclude certain other expenses that result from unplanned events in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items include losses from extinguishing our convertible debt and adjustments from changes in fair value of share-based instruments relating to issuing our common stock with security price guarantees payable in cash. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, and gains or losses on non-controlling strategic equity interests, are also excluded.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Contact Information

For Investors Christine Marchuska Nuance Communications, Inc. Tel: 781-565-5000 Email: christine.marchuska@nuance.com

For Media
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

For Press
Rebecca Paquette
Nuance Communications, Inc.
Tel: 781-565-5000
Email: rebecca.paquette@nuance.com

Financial Tables Follow

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2016	2015	2016	2015

Revenues:
Product and licensing	$178,540	$189,345	$669,227	$696,290
Professional services and hosting	245,667	234,552	955,329	919,479
Maintenance and support	81,997	80,222	324,347	315,367
Total revenues	506,204	504,119	1,948,903	1,931,136

Cost of revenues:
Product and licensing	21,359	23,341	86,379	91,839
Professional services and hosting	159,785	157,413	626,168	618,633
Maintenance and support	13,581	13,333	54,077	54,424
Amortization of intangible assets	15,799	17,108	62,876	63,646
Total cost of revenues	210,524	211,195	829,500	828,542

Gross profit	295,680	292,924	1,119,403	1,102,594

Operating expenses:
Research and development	65,618	73,530	271,130	306,867
Sales and marketing	101,427	107,093	390,866	410,877
General and administrative	41,704	45,896	168,473	187,263
Amortization of intangible assets	27,792	26,104	108,021	104,630
Acquisition-related costs, net	8,740	677	17,166	14,379
Restructuring and other charges, net	4,967	10,966	25,224	23,669
Total operating expenses	250,248	264,266	980,880	1,047,685

Income from operations	45,432	28,658	138,523	54,909
Other expense, net	(37,619)	(28,553)	(136,784)	(135,381)
Income (loss) before income taxes	7,813	105	1,739	(80,472)
(Benefit) provision for income taxes	(10,661)	11,132	14,197	34,538
Net income (loss)	$18,474	$(11,027)	$(12,458)	$(115,010)

Net income (loss) per share:
Basic	$0.07	$(0.04)	$(0.04)	$(0.36)
Diluted	$0.06	$(0.04)	$(0.04)	$(0.36)

Weighted average common shares outstanding:
Basic	283,139	309,281	292,129	317,028
Diluted	289,371	309,281	292,129	317,028

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2016	September 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$481,620	$479,449
Marketable securities	98,840	57,237
Accounts receivable, net	380,004	373,162
Prepaid expenses and other current assets	78,126	76,777
Total current assets	1,038,590	986,625

Marketable securities	27,632	32,099
Land, building and equipment, net	185,169	186,007
Goodwill	3,508,879	3,378,334
Intangible assets, net	762,220	796,285
Other assets	138,980	132,559
Total assets	$5,661,470	$5,511,909

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$—	$4,834
Contingent and deferred acquisition payments	9,468	15,651
Accounts payable and accrued expenses	332,258	281,190
Deferred revenue	349,173	324,709
Total current liabilities	690,899	626,384

Long-term portion of debt	2,433,152	2,103,079
Deferred revenue, net of current portion	386,960	343,452
Other liabilities	219,129	173,742
Total liabilities	3,730,140	3,246,657

Stockholders' equity	1,931,330	2,265,252
Total liabilities and stockholders' equity	$5,661,470	$5,511,909

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income (loss)	$18,474	$(11,027)	$(12,458)	$(115,010)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,381	58,753	231,474	230,645
Stock-based compensation	40,871	56,804	163,828	176,776
Non-cash interest expense	13,061	7,300	47,105	29,378
Deferred tax (benefit) provision	(18,494)	9,161	(12,014)	16,690
Loss on extinguishment of debt	—	—	4,851	17,714
Other	(586)	4,203	(575)	9,843
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	2,076	(9,333)	25,450	41,657
Prepaid expenses and other assets	2,881	10,778	(9,645)	(3,931)
Accounts payable	13,165	11,429	38,206	(3,218)
Accrued expenses and other liabilities	9,276	(4,952)	27,826	(48,118)
Deferred revenue	(237)	18,491	61,747	135,151
Net cash provided by operating activities	138,868	151,607	565,795	487,577
Cash flows from investing activities:
Capital expenditures	(13,460)	(9,880)	(54,883)	(58,039)
Payments for business and technology acquisitions, net of cash acquired	(144,569)	(1,244)	(172,763)	(83,278)
Purchases of marketable securities and other investments	(81,389)	(33,932)	(117,640)	(148,697)
Proceeds from sales and maturities of marketable securities and other investments	16,031	34,386	82,285	83,867
Net cash used in investing activities	(223,387)	(10,670)	(263,001)	(206,147)
Cash flows from financing activities:
Payments of debt	—	(1,208)	(511,844)	(261,051)
Proceeds from issuance of long-term debt, net of issuance costs	(502)	(2,988)	959,358	253,224
Payments for repurchase of common stock	—	(60,076)	(699,472)	(298,279)
Net payments on other long-term liabilities	(51)	(620)	(1,371)	(3,003)
Payments for settlement of other share-based derivatives, net	—	—	—	(340)
Proceeds from issuance of common stock from employee stock plans	8,389	13,441	16,850	25,776
Cash used to net share settle employee equity awards	(1,589)	(4,287)	(68,636)	(57,560)
Net cash provided by (used in) financing activities	6,247	(55,738)	(305,115)	(341,233)
Effects of exchange rate changes on cash and cash equivalents	837	(2,866)	4,492	(7,978)
Net (decrease) increase in cash and cash equivalents	(77,435)	82,333	2,171	(67,781)
Cash and cash equivalents at beginning of period	559,055	397,116	479,449	547,230
Cash and cash equivalents at end of period	$481,620	$479,449	$481,620	$479,449

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP revenues	$506,204	$504,119	$1,948,903	$1,931,136
Acquisition-related revenue adjustments: product and licensing	3,710	6,026	20,095	32,923
Acquisition-related revenue adjustments: professional services and hosting	2,534	2,843	10,212	13,142
Acquisition-related revenue adjustments: maintenance and support	—	332	383	1,868
Non-GAAP revenues	$512,448	$513,320	$1,979,593	$1,979,069

GAAP cost of revenues	$210,524	$211,195	$829,500	$828,542
Cost of revenues from amortization of intangible assets	(15,799)	(17,108)	(62,876)	(63,646)
Cost of revenues adjustments: product and licensing (1,2)	(90)	140	(376)	1,020
Cost of revenues adjustments: professional services and hosting (1,2)	(7,429)	(10,494)	(30,129)	(29,734)
Cost of revenues adjustments: maintenance and support (1)	(1,064)	(1,413)	(4,138)	(3,989)
Non-GAAP cost of revenues	$186,142	$182,320	$731,981	$732,193

GAAP gross profit	$295,680	$292,924	$1,119,403	$1,102,594
Gross profit adjustments	30,626	38,076	128,209	144,282
Non-GAAP gross profit	$326,306	$331,000	$1,247,612	$1,246,876

GAAP income from operations	$45,432	$28,658	$138,523	$54,909
Gross profit adjustments	30,626	38,076	128,209	144,282
Research and development (1)	8,615	12,651	35,671	39,038
Sales and marketing (1)	12,041	18,134	49,064	50,310
General and administrative (1)	11,633	13,638	43,525	51,955
Amortization of intangible assets	27,792	26,104	108,021	104,630
Costs associated with IP collaboration agreements	—	2,000	4,000	10,500
Acquisition-related costs, net	8,740	677	17,166	14,379
Restructuring and other charges, net	4,967	10,966	25,224	23,669
Other	3,156	4,341	15,145	24,933
Non-GAAP income from operations	$153,002	$155,245	$564,548	$518,605

GAAP (benefit) provision for income taxes	$(10,661)	$11,132	$14,197	$34,538
Non-cash taxes	20,550	(6,621)	12,080	(15,199)
Non-GAAP provision for income taxes	$9,889	$4,511	$26,277	$19,339

GAAP net income (loss)	$18,474	$(11,027)	$(12,458)	$(115,010)
Acquisition-related adjustment - revenues (2)	6,244	9,201	30,690	47,933
Acquisition-related adjustment - cost of revenues (2)	1	(614)	(925)	(2,770)
Acquisition-related costs, net	8,740	677	17,166	14,379
Cost of revenue from amortization of intangible assets	15,799	17,108	62,876	63,646
Amortization of intangible assets	27,792	26,104	108,021	104,630
Restructuring and other charges, net	4,967	10,966	25,224	23,669
Non-cash stock-based compensation (1)	40,871	56,804	163,828	176,776
Non-cash interest expense	13,061	7,300	47,105	29,378
Non-cash income taxes	(20,550)	6,621	(12,080)	15,199
Costs associated with IP collaboration agreements	—	2,000	4,000	10,500
Change in fair value of share-based instruments	—	—	(61)	204
Loss on extinguishment of debt	—	—	4,851	17,714
Other	3,156	4,507	16,180	25,362
Non-GAAP net income	$118,555	$129,647	$454,417	$411,610

Non-GAAP diluted net income per share	$0.41	$0.41	$1.52	$1.27

Diluted weighted average common shares outstanding	289,371	317,443	298,292	323,940

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2016	2015	2016	2015

(1) Non-cash stock-based compensation
Cost of product and licensing	$90	$185	$376	$516
Cost of professional services and hosting	7,428	10,783	31,054	30,968
Cost of maintenance and support	1,064	1,413	4,138	3,989
Research and development	8,615	12,651	35,671	39,038
Sales and marketing	12,041	18,134	49,064	50,310
General and administrative	11,633	13,638	43,525	51,955
Total	$40,871	$56,804	$163,828	$176,776

(2) Acquisition-related revenue and cost of revenue
Revenues	$6,244	$9,201	$30,690	$47,933
Cost of product and licensing	—	(325)	—	(1,536)
Cost of professional services and hosting	1	(289)	(925)	(1,234)
Total	$6,245	$8,587	$29,765	$45,163

© 2016 Nuance Communications, Inc. All rights reserved.

2016 fourth quarter and fiscal year results	November 17, 2016
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$117.0	$121.3	$108.1	$115.9	$462.1	$115.2	$88.0	$80.9	$99.5	$383.6
Adjustment	2.2	4.6	3.6	2.4	13.0	2.0	2.2	1.4	1.0	6.6
Non-GAAP Revenues	$119.2	$125.9	$111.7	$118.3	$475.2	$117.2	$90.2	$82.3	$100.5	$390.2

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$52.7	$53.2	$54.7	$73.5	$234.1	$63.9	$70.6	$72.1	$79.1	$285.6
Adjustment	8.4	4.6	3.5	3.6	20.1	4.0	3.5	3.3	2.7	13.5
Non-GAAP Revenues	$61.1	$57.8	$58.2	$76.9	$254.0	$67.9	$74.1	$75.3	$81.7	$299.1

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$54.8	$51.2	$51.2	$52.9	$210.0	$49.7	$55.6	$61.2	$58.7	$225.2
Adjustment	0.4	0.4	0.4	0.3	1.5	0.3	0.4	0.3	0.2	1.1
Non-GAAP Revenues	$55.2	$51.6	$51.6	$53.2	$211.5	$50.0	$55.9	$61.5	$58.9	$226.3

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$171.4	$173.3	$183.1	$181.7	$709.5	$177.4	$184.6	$181.1	$187.0	$730.2
Adjustment	3.4	2.9	2.8	2.4	11.5	2.3	2.5	2.0	2.3	9.1
Non-GAAP Revenues	$174.8	$176.2	$185.9	$184.2	$721.2	$179.7	$187.1	$183.2	$189.3	$739.2

Maintenance and Support Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$78.2	$76.1	$80.9	$80.2	$315.4	$79.9	$79.9	$82.5	$82.0	$324.3
Adjustment	0.6	0.5	0.4	0.3	1.8	0.2	0.1	—	—	0.4
Non-GAAP Revenues	$78.8	$76.6	$81.3	$80.6	$317.1	$80.2	$80.0	$82.5	$82.0	$324.7

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016
GAAP Revenues	$308.9	$307.5	$323.6	$340.5	$1,280.5	$326.1	$339.6	$339.7	$352.1	$1,357.4
Adjustment	12.7	8.1	6.8	6.5	34.1	6.4	6.2	5.3	5.0	22.9
Non-GAAP Revenues	$321.7	$315.6	$330.4	$347.0	$1,314.7	$332.5	$345.8	$345.0	$357.1	$1,380.3

Schedules may not add due to rounding.

© 2016 Nuance Communications, Inc. All rights reserved.